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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated February 22, 2002 (and to all references to our Firm) included in or made a part of this registration statement.




                                                     /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
February 22, 2002